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                                                                   EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ArQule, Inc. for its Amended and Restated 1994 Equity Incentive Plan of our report dated January 11, 2001, except as to Footnote 14, which is as of March 14, 2001 relating to the financial statements which appear in ArQule's Annual Report on Form 10-K for the year ended December 31, 2000.

                                  /s/ PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
August 21, 2001